UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FEDEX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	62-1721435
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

942 South Shady Grove Road

Memphis, Tennessee 38120

(Address of Principal Executive Offices) (Zip Code)

FEDERAL EXPRESS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	71-0427007
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3610 Hacks Cross Road

Memphis, Tennessee 38125

(Address of Principal Executive Offices) (Zip Code)

FEDEX GROUND PACKAGE SYSTEM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	34-1441019
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1000 FedEx Drive

Moon Township, Pennsylvania 15108

(Address of Principal Executive Offices) (Zip Code)

FEDEX FREIGHT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	62-1835899
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1715 Aaron Brenner Drive, Ste 600

Memphis, Tennessee 38120

(Address of Principal Executive Offices) (Zip Code)

FEDEX FREIGHT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Arkansas	71-0562003
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2200 Forward Drive

Harrison, Arkansas 72601

(Address of Principal Executive Offices) (Zip Code)

FEDEX OFFICE AND PRINT SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	77-0433330
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7900 Legacy Drive

Plano, Texas 75024

(Address of Principal Executive Offices) (Zip Code)

FEDEX CORPORATE SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	62-1808017
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

942 S Shady Grove Road

Memphis, Tennessee 38120

(Address of Principal Executive Offices) (Zip Code)

FEDEX TECHCONNECT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-0454289
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

942 South Shady Grove Road

Memphis, Tennessee 38120
(Address of Principal Executive Offices) (Zip Code)

FEDERAL EXPRESS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	58-1689315
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3610 Hacks Cross Road

Memphis, Tennessee 38125
(Address of Principal Executive Offices) (Zip Code)

FEDERAL EXPRESS EUROPE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	62-1441419
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3610 Hacks Cross Road

Memphis, Tennessee 38125
(Address of Principal Executive Offices) (Zip Code)

FEDERAL EXPRESS HOLDINGS S.A.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	62-1361344
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3610 Hacks Cross Road

Memphis, Tennessee 38125
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Floating Rate Notes due 2019	New York Stock Exchange

Guarantees of the Floating Rate Notes by Federal Express Corporation, FedEx Ground Package System, Inc., FedEx Freight Corporation, FedEx Freight, Inc., FedEx Office and Print Services, Inc., FedEx Corporate Services, Inc., FedEx TechConnect, Inc., Federal Express International, Inc., Federal Express Europe, Inc. and Federal Express Holdings S.A.

New York Stock Exchange

0.500% Notes due 2020	New York Stock Exchange

Guarantees of 0.500%Notes by Federal Express Corporation, FedEx Ground Package System, Inc., FedEx Freight Corporation, FedEx Freight, Inc., FedEx Office and Print Services, Inc., FedEx Corporate Services, Inc., FedEx TechConnect, Inc., Federal Express International, Inc., Federal Express Europe, Inc. and Federal Express Holdings S.A.

New York Stock Exchange

1.000% Notes due 2023	New York Stock Exchange

Guarantees of 1.000%Notes by Federal Express Corporation, FedEx Ground Package System, Inc., FedEx Freight Corporation, FedEx Freight, Inc., FedEx Office and Print Services, Inc., FedEx Corporate Services, Inc., FedEx TechConnect, Inc., Federal Express International, Inc., Federal Express Europe, Inc. and Federal Express Holdings S.A.

New York Stock Exchange

1.625% Notes due 2027	New York Stock Exchange

Guarantees of 1.625%Notes by Federal Express Corporation, FedEx Ground Package System, Inc., FedEx Freight Corporation, FedEx Freight, Inc., FedEx Office and Print Services, Inc., FedEx Corporate Services, Inc., FedEx TechConnect, Inc., Federal Express International, Inc., Federal Express Europe, Inc. and Federal Express Holdings S.A.

New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-207036
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

EXPLANATORY NOTE

This Form 8-A/A is being filed to update the jurisdiction of the state of incorporation of FedEx Freight, Inc., an Arkansas corporation, as well as the address of its principal executive offices, set forth on the cover of the Form 8-A filed by FedEx Corporation, Federal Express Corporation, FedEx Ground Package System, Inc., FedEx Freight Corporation, FedEx Freight, Inc., FedEx Office and Print Services, Inc., FedEx Corporate Services, Inc., FedEx TechConnect, Inc., Federal Express International, Inc., Federal Express Europe, Inc. and Federal Express Holdings S.A. with the Securities and Exchange Commission on April 12, 2016 (the “Original Form 8-A”). There are no other differences between this Form 8-A/A and the Original Form 8-A other than the clerical error described in the foregoing sentence.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

FedEx Corporation (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus supplement dated April 4, 2016 (the “Prospectus Supplement”) to a Prospectus dated September 18, 2015 contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-207036), which Registration Statement was filed with the Securities and Exchange Commission on September 18, 2015 (the “Prospectus”), relating to the securities to be registered hereunder.  The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.                                    Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes,” “Material United States Federal Income and Estate Tax Considerations” and “Certain European Union Tax Considerations” in the Prospectus Supplement and “Description of Debt Securities and Guarantees” in the Prospectus.

Item 2.                                    Exhibits

Exhibit Number	Description
4.1

Indenture, dated as of October 23, 2015 between FedEx Corporation (the “Company”), the guarantors named therein and Well Fargo Bank, National Association, as trustee (the “Trustee”) (incorporated by reference to the Current Report on Form 8-K filed with the Commission on October 23, 2015).

4.2

Supplemental Indenture No. 1, dated as of October 23, 2015 between the Company, the guarantors named therein and the Trustee (incorporated by reference to the Current Report on Form 8-K filed with the Commission on October 23, 2015).

4.3

Supplemental Indenture No. 2, dated as of March 24, 2016 between the Company, the guarantors named therein and the Trustee (incorporated by reference to the Current Report on Form 8-K filed with the Commission on March 24, 2016).

4.4

Supplemental Indenture No. 3, dated as of April 11, 2016 between the Company, the guarantors named therein, the Trustee and Elavon Financial Services Limited, UK Branch, as paying agent (incorporated by reference to the Current Report on Form 8-K filed with the Commission on April 11, 2016).

4.5	Form of Floating Rate Notes due 2019 (incorporated by reference to the Current Report on Form 8-K filed with the Commission on April 11, 2016).
4.6	Form of 0.500% Notes due 2020 (incorporated by reference to the Current Report on Form 8-K filed with the Commission on April 11, 2016).
4.7	Form of 1.000% Notes due 2023 (incorporated by reference to the Current Report on Form 8-K filed with the Commission on April 11, 2016).
4.8	Form of 1.625% Notes due 2027 (incorporated by reference to the Current Report on Form 8-K filed with the Commission on April 11, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FedEx Corporation

By:	/s/ John D. Hartney
Name:	John D. Hartney
Title:	Staff Vice President and Assistant Treasurer

Federal Express Corporation

By:	/s/ Clement Edward Klank III
Name:	Clement Edward Klank III
Title:	Secretary

FedEx Ground Package System, Inc.

By:	/s/ Clement Edward Klank III
Name:	Clement Edward Klank III
Title:	Secretary

FedEx Freight Corporation

By:	/s/ Clement Edward Klank III
Name:	Clement Edward Klank III
Title:	Secretary

FedEx Freight, Inc.

By:	/s/ Clement Edward Klank III
Name:	Clement Edward Klank III
Title:	Secretary

FedEx Office and Print Services, Inc.

By:	/s/ Clement Edward Klank III
Name:	Clement Edward Klank III
Title:	Secretary

FedEx Corporate Services, Inc.

By:	/s/ Clement Edward Klank III
Name:	Clement Edward Klank III
Title:	Secretary

FedEx TechConnect, Inc.

By:	/s/ Clement Edward Klank III
Name:	Clement Edward Klank III
Title:	Secretary

Federal Express International, Inc.

By:	/s/ Clement Edward Klank III
Name:	Clement Edward Klank III
Title:	Assistant Secretary

Federal Express Europe, Inc.

By:	/s/ Clement Edward Klank III
Name:	Clement Edward Klank III
Title:	Assistant Secretary

Federal Express Holdings S.A.

By:	/s/ Clement Edward Klank III
Name:	Clement Edward Klank III
Title:	Assistant Secretary

Date: April 13, 2016